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                                                                   EXHIBIT 10.11

                           COMMERCIAL LEASE AGREEMENT

     THIS COMMERCIAL LEASE AGREEMENT ("Lease Agreement") is made this 20th day of February, 2002, by and between Commercial 100, L.L.C.; (hereinafter referred to as "Lessor"), and First Bank, Inc., (hereinafter referred to as "Lessee").

                              W I T N E S S E T H:

     1. Premises. In consideration of the rent and the Lessee's covenants hereinafter contained, the Lessor leases to the Lessee the property and improvements in Nashville, Indiana more particularly described in Exhibit "A" attached hereto and commonly known as 180 Commercial Drive.

     The premises leased hereunder include any parking lot adjacent to the above-described building. Said premises as described above shall be hereinafter referred to as "Leased Premises."

     2. Original Term. The original term of this Lease shall be for a period of five (5) years beginning on December 1, 2001 and ending on November 30, 2006.

     3.   Option & Option Term Rent.

          a. Option. Provided Lessee is not in default hereunder, Lessee shall have the right to extend the term hereof for one (1) period of five
          (5) years, subject to the terms, covenants and provisions of this Lease except for rent. The term of this Lease shall be extended if notice is given by Lessee to Lessor of the exercise of the option at least six (6) months prior to the expiration of the term of the Lease.

          b. Option Term Rent. If the option is exercised, rent shall be increased as determined by use of the U.S. Bureau of Labor Statistics, Consumer Price Index for All Urban Consumers (CPI-U), U.S. City Average, or a similar type index if the CPI-U is not maintained. The increase shall be based on the index difference between the base year (December 1, 2001) and the index as of the last year of the lease term (November 30, 2006). For example, if the base year index is 180 and at the end of the least term the index is 183, the increase in the index is 3.0. Rent for the option term shall be calculated by multiplying the base year rent ($4,250.00) by 103% or $4,377.50 per month. In no event shall the rent decrease below $4,700.00 per month should the index difference evidence a decrease.

     4.   Rent & Security Deposits.

          a. Rent Payee. Rent checks shall be mailed to Lessor at P.O. Box 187, Nashville, Indiana 47448-0187 until Lessee is otherwise notified in writing.


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          b. Basic Rent - Original Term. The Lessee agrees to pay to the Lessor rent for the Leased Premises of Four Thousand Two Hundred Fifty Dollars ($4,250.00) per month. The rent shall be paid monthly in advance on the first day of each calendar month during the term of this Lease.

          c. Security Deposit. Lessor acknowledges receipt of Four Thousand Two Hundred Fifty Dollars ($4,250.00) as a security deposit for the faithful performance by Lessee of Lessee's obligations under this lease. The deposit shall not be considered payment of rent but shall be applied to any loss, breakage, damage or cleaning expenses incurred by Lessor, and the balance remaining, if any, shall be returned to Lessee within forty-five (45) days of the termination of the lease, provided that all other terms and conditions of this Lease have been complied with and all rental has been paid. If all rental has not been paid or if Lessee has not complied with the other terms and conditions, Lessor may retain the security deposit and apply it against accrued and unpaid rent or damages incurred or to be incurred by Lessor.

          d. Maintenance Fee. Lessee, in addition to the basic rent, shall pay to Lessor Four Hundred Fifty Dollars ($450.00) per month for Lessor's maintenance of the parking lot and grounds.

     5.   Inspection, Repairs and Casualty Loss.

          a. Inspection. Lessor shall have the right to enter upon the Leased Premises for the purpose of inspection or for making such improvements, repairs, and alterations as it may deem expedient; but the Lessor assumes no obligation to make any improvements, repairs or alterations except to the extent elsewhere expressly provided in this lease; Lessor shall accommodate the Lessee's use of the Leased Premises in scheduling any inspections, repairs or improvements.

          b. Maintenance by Lessee. Lessee, at Lessee's own cost and expense at all times during the term of this Lease, agrees to keep and maintain or cause to be kept and maintained, including any required pest control, the interior of the improvements situated upon the Leased Premises, including all equipment or appliances, in a good state of appearance and repair, excepting casualty loss as defined herein, and reasonable wear and tear. Lessee shall maintain all windows, doors, and the interior to the Leased Premises, including but not limited to, the plumbing, heating, air-conditioning, and sprinkler systems for the Leased Premises, in the same good repair, order and condition as they now are or as they may be put during the term of this Lease, excepting casualty loss as defined in this Lease, reasonable use, ordinary wear and tear and the effect of time. However, Lessee shall make no repairs in excess of Five Hundred Dollars ($500.00) to the Leased Premises without the express written approval of Lessor. Should Lessee fail to make such repairs, improvements or alterations, replacements or renewals, or any other item of reasonable maintenance, Lessor may make them and the


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          amounts expended therefor shall be deemed additional rent due from
          Lessee with the next monthly installment of rent accruing hereunder.

          c. Lessee's Alterations. Lessee may make at its sole expense such alterations in and to the Leased Premises and the buildings thereon as it may deem desirable for its own use, provided that Lessee first receives written approval of the alterations from Lessor. All alterations shall be of at least equal quality as the original construction. Lessor agrees that upon termination of this Lease or any renewal thereof Lessee shall leave such alterations.

          d. Maintenance by Lessor. Lessor agrees to make all necessary repairs to the roof, exterior of the improvements, and the foundation herein leased at its own expense; however, such repairs as may be needed shall first be called to the attention of Lessor in writing before said obligation to repair shall be enforceable or effective. Lessor shall be responsible for ice and snow from sidewalks and the parking lot on the Leased Premises. Lessor shall maintain all landscaping and green areas on the Lease Premises.

          e. Signs. Lessee shall not affix anything to the exterior of the building or install any additional signage on the premises without the prior approval of the Lessor. All signage shall comply with local laws and regulations.

          f. Casualty Loss. If the Leased Premises, by fire, flood, explosion, public enemy, riot, civil commotion, act of God, or other casualty covered by insurance during the term, shall be damaged or destroyed, Lessee shall restore promptly the Leased Premises, at its sole expense, to the condition prior to such damage or destruction. In such event, there shall be a proportionate abatement of the rent for so much of the Leased Premises as may be untenantable during the period of repair and restoration. All insurance proceeds received by Lessee pursuant to the provision of this Lease, less the cost, if any, of such recovery, shall be held in trust and applied by Lessee to the payment of such restoration as such restoration progresses, subject to the rights of any mortgagee to such proceeds. If the proceeds of insurance are insufficient to pay the full costs of repair or restoration, Lessee shall pay the deficiency. If the insurance proceeds exceed such cost, the excess shall be paid to the Lessee.

               If such casualty loss as defined in this section occurs and renders the Leased Premises untenantable, rent shall abate beginning the first day of the month following the date the Leased Premises become untenantable. Rent abatement shall continue until the Leased Premises are restored and Lessee recommences business from the Leased Premises. In the event the Leased Premises cannot be restored within two hundred seventy (270) days, Lessor or Lessee may terminate the Lease upon written notice given within two hundred seventy (270) days after such occurrence; and in such event, the rent shall be apportioned and abated to such date of termination. All insurance proceeds



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          payable as a result of such casualty loss, and which would have been available to rebuild or to repair the Leased Premises, shall be paid to Lessor. The opinion of a registered architect or engineer selected by Lessor and Lessee as to whether such damage can be repaired within two hundred seventy (270) days after the date of the occurrence of such damage shall be controlling.

     6.   Taxes and Utilities.

          a. Taxes. Lessee agrees to pay all real property taxes on the Leased Premises which become payable during the Lease term for the period of Lessee's occupancy. Lessee agrees to pay all taxes on personal property owned by Lessee and located on the Leased Premises, levied or assessed during the lease year or any extension thereof. Special taxes or assessments, including street improvement liens, if any, shall also be paid by Lessee.

               In the event any special tax or assessment is levied or assessed on the Leased Premises which becomes due and payable during the Lease term, or any extension, which tax or assessment may be legally paid in installments (whether by subjecting the Leased Premises in bond or otherwise), Lessee shall have the option to pay such tax or assessment in installments. In the event of such election, Lessee shall be liable only for those installments of such tax or assessment which become due and payable during the Lease term, or any extension. Lessor agrees to execute or join with Lessee in execution of any application or other instrument that may be necessary to permit the payment of such special tax or assessment in installments.

               Lessee shall have the right to contest the amount or validity of any such tax by appropriate legal proceedings. Lessor shall, upon request, join in any such proceedings if Lessee determines that it shall be necessary or convenient for Lessor to do so in order for Lessee to prosecute such proceedings properly. If Lessor is joined, Lessee agrees to pay all expenses incurred by Lessor's involvement in such proceedings including reasonable attorney fees.

          b. Utilities. Lessee agrees to pay for all utilities used upon or in connection with the Leased Premises throughout the term of the Lease, including any connection fees.

     7. Use of Premises. The Leased Premises shall be used and occupied by Lessee for the a bank. No waste or damage shall be committed upon or to the Leased Premises except for normal wear and tear.

     Lessee of said Leased Premises must at all times keep the Leased Premises, and the improvements and appurtenances therein, except as otherwise stated herein, in a safe, clean, wholesome, and sanitary condition, and comply in all respects with all government, health, and police requirements; and said Lessee will remove or cause to be removed any rubbish of any


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character whatsoever which may accumulate on said Leased Premises.

     8. Mechanic's Liens. Lessee shall not suffer or permit any mechanic's liens or any other liens to be filed against the fee of the Leased Premises, nor against Lessee's interest in the land, nor any building or improvements on the Leased Premises by reason of any work, labor, services, or materials supplied or claimed to have been supplied to Lessee or anyone holding the Leased Premises or any part thereof through or under Lessee. If any such mechanic's liens or materialman's liens shall be recorded against the Leased Premises, or any improvements thereof, Lessee shall cause the same to be removed or, and in the alternative, if Lessee in good faith desires to contest the same, Lessee shall be privileged to do so, but in such case Lessee hereby agrees to indemnify and save Lessor harmless from all liability for damages occasioned thereby and shall, in the event of a judgment of foreclosure upon said mechanic's liens, cause the same to be discharged and removed prior to the execution of such judgment.

     9. Condemnation. In the event the Leased Premises or any part thereof shall be taken for public purposes by condemnation as a result of any action or proceeding in eminent domain, or shall be transferred in lieu of condemnation to any authority entitled to exercise the power of eminent domain, the interests of Lessor and Lessee in the award or consideration for such transfer and the effect of the taking of the transfer upon this Lease shall be as provided by this article.

     In the event that twenty-five percent (25%) or more of the square footage of the improvements constructed on the real estate, or in the event that twenty-five percent (25%) or more of the area of the Leased Premises dedicated for parking are taken or so transferred, this Lease and all the right, title, and interest thereunder shall cease on the date title to such land so taken or transferred vests in the condemning authority, and the proceeds of such condemnation shall belong exclusively to the Lessor except those proceeds specifically allocated by the condemning authority to Lessee's trade fixtures, leasehold interest, or relocation expenses. In the event of condemnation of the parking area as described herein, Lessor reserves the right to provide substitute parking at other locations on the real estate comprising a part of the Leased Premises or on lot or lots adjacent to the Leased Premises and contiguous to the Leased Premises except for an intervening access road, and in such event, this Lease shall not terminate but shall continue in full force and effect subject to the modification as provided in this Section 9.

     In the event of such taking or transfer of only a part of the Leased Premises, leaving the remainder of the Leased Premises in such location and in such form, shape, or size as to be used effectively and practicably for the purpose of operation thereon of Lessee's business, this Lease shall terminate and end as to the portion of the Leased Premises so taken or transferred only. In the event there is a dispute or disagreement between Lessor and Lessee whether the remainder of the Leased Premises can be effectively and practicably used for the purpose of operation of Lessee's business, Lessor and Lessee agree to submit this dispute to binding arbitration. Any awards made by any public authority as a result of such partial taking shall belong to the Lessor, and Lessor shall use such award to make necessary repairs and alterations to the Leased Premises with reasonable promptness; provided, however, Lessor shall not be obligated to expend more than the amount of the award on such repairs or alterations. Lessor shall be entitled to any


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proceeds in excess of those amounts required for repairs or alterations. From and after the date of taking, the Rent specified in Section 4 required to be paid by Lessee to the Lessor shall be reduced in the proportion to which the area so taken or transferred bears to the total area of the Leased Premises.

     A voluntary conveyance by Lessor to a public utility, agency, or authority under threat of a taking under power of eminent domain in lieu of formal proceedings shall be deemed a taking within the meaning of this Section.

     Notwithstanding any other provision in this Section 9, in the event the structure on the Leased Premises out of which Lessee operates a business is condemned in whole or in part by appropriate public authority, Lessee, at its option, may terminate the Lease agreement. Lessee must exercise the option to terminate the Lease within ten (10) days after receipt of notice of the condemnation decision by the public authority. Failure to provide such notice by Lessee shall be deemed a waiver of the option to terminate the Lease.

     10.  Assignment and Sublease.

          a. Assignment. Without the prior written consent of Lessor, Lessee shall not have the right to assign or transfer Lessee's interest in this Lease, and the leasehold estate created hereby, except to a financially responsible party, who is acceptable to Lessor. Lessee shall secure from its proposed assignee such financial information as Lessor may request to assist in determining whether the proposed assignee is financially responsible. No assignment by Lessee shall release Lessee from liability under this Lease.

          b. Sublease. Lessee shall not have the right to sublease all or any portion of the Leased Premises except with Lessor's prior written consent. Any sublease shall not extend beyond the original term of this Lease such that if, at the time of termination of the original term of this Lease a sublessee is in possession of the Leased Premises, said sublessee shall not have the right to extend the sublease as provided in Section 3 of this Lease; and, provided further that, excepting Section 3, any such sublease shall be subject to all of the terms and conditions of this Lease.

          c. The prohibitions against assignment or subleasing include any act, voluntary or involuntary, which has the effect of an assignment or which occurs by operation of law.


     11. Default Provisions and Remedies. a. Lessee shall be in default if any one or more of the following events (herein sometimes called "events of default") shall happen:

               1. If default shall be made in the due and punctual payment of any


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               Rent payable under this Lease or any part thereof, and such default continues for a period of ten (10) days after written notice, provided, however, that Lessee shall be entitled to only one (1) grace period per twelve-month period; or

               2. If Lessee makes an assignment for the benefit of creditors, or petitions for or enters into an arrangement, or if Lessee shall abandon said Leased Premises, or suffer this Lease to be taken under any writ of execution; or

               3. If default shall be made by Lessee in the performance or compliance with any of the agreements, terms, covenants, or conditions provided for in this Lease (except terms related to the punctual payment of rent) for a period of ten (10) days after notice from Lessor to Lessee specifying the items in default, or in the case of a default or a contingency which cannot with due diligence be cured within ten (10) days, Lessee fails to proceed within the ten (10) day period to cure the same and thereafter to prosecute the curing of such default with due diligence (it being intended in connection with a default not susceptible of being cured with due diligence within ten (10) days that the time within which to cure the same shall be extended for such period as may be necessary to complete the same with all due diligence); or

               4. If Lessee shall file a voluntary petition in bankruptcy or shall be adjudicated as bankrupt or insolvent, or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under the present or any future federal bankruptcy act or any other present or future federal, state or other bankruptcy or insolvency statute or law, or shall seek or consent to or acquiesce in the appointment of any bankruptcy or insolvency trustee, receiver or liquidator of Lessee or of all or any substantial part of its properties or of the Leased Premises; or

               5. If within sixty (60) days after the commencement of any proceeding against Lessee seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy act or any other present or future federal, state or other bankruptcy or insolvency statute or law, such proceeding shall not have been dismissed; then and in any such event the term hereby demised and all rights of Lessee under this Lease, including any renewal privileges whether or not exercises, shall expire and terminate, and Lessee shall remain liable as hereinafter provided.

          b. Upon any such expiration or termination of this Lease, Lessee shall quit and peacefully surrender the Leased Premises to Lessor, and Lessor, upon or at


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          any time after any such expiration or termination, may without further notice, enter upon and re-enter the Leased Premises and possess and repossess itself thereof, by force, summary proceedings, ejectment or otherwise, and may dispossess Lessee and remove Lessee and all other persons and property from the Leased Premises and may have, hold and enjoy the Leased Premises and the right to receive all rental income of and from the same.

          c. At any time or from time to time after any such expiration or termination, Lessor may relet the Leased Premises or any part thereof for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the term of this Lease) and on such conditions (which may include concessions or free rent and alterations of the Leased Premises) as Lessor, in its uncontrolled discretion, may determine and may collect and receive the rents therefor. Lessor shall in no way be responsible or liable for any failure to relet the Leased Premises or any part thereof, or for any failure to collect any rent due upon any such reletting.

          d. No such expiration or termination of this Lease shall relieve Lessee of its liability and obligations under this Lease, and such liability and obligations shall survive any such expiration or termination. In the event of any such expiration or termination, whether or not the Leased Premises or any part thereof shall have been relet, Lessee shall pay to Lessor the rent and all other charges required to be paid by Lessee up to the time of such expiration or termination of this Lease, and thereafter Lessee, until the end of what would have been the term of this Lease in the absence of such expiration or termination, shall be liable to Lessor for, and shall pay to Lessor, as and for liquidated and agreed current damages for Lessee's default, the equivalent of the amount of the rent and charges which would be payable under this Lease by Lessee if this Lease were still in effect, less the net proceeds of any reletting effected pursuant to the provisions of subsection c. hereof, after deducting all Lessor's reasonable expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage and management commissions, operating expenses, legal expenses, reasonable attorney fees, alteration costs and expenses of preparation for such reletting.

               Lessee shall pay such current damages (herein called "deficiency") to Lessor monthly on the days on which the Rent would have been payable under this Lease if this Lease were still in effect, and Lessor shall be entitled to recover from Lessee each monthly deficiency as the same shall arise.

               At any time after such expiration or termination, in lieu of collecting any further monthly deficiencies as aforesaid, Lessor shall be entitled to recover from Lessee, and Lessee shall pay to Lessor, on demand, as and for liquidated and agreed final damages for Lessee's default, an amount equal to the then fair value of the excess of the Rent reserved hereunder for the unexpired portion of the term demised over the then fair and reasonable rental value of the Leased Premises for



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          the same period, minus any such monthly deficiencies previously recovered from Lessee.

               If the Leased Premises or any part thereof be relet by Lessor for the unexpired term of this Lease, or any part thereof, before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall be considered as evidence of the fair and reasonable rental value for the part or the whole of the Leased Premises so relet during the term of the reletting if Lessor demonstrates due diligence in reletting the leased premises. Nothing herein contained shall limit or prejudice the right of Lessor to apply for and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount of the difference referred to above.

          e. Lessee hereby expressly waives, so far as permitted by law, the service of any notice of intention to re-enter provided for in any statute, and except as is herein otherwise provided, Lessee, for and on behalf of itself and all persons claiming through or under Lessee (including leasehold mortgagee or other creditor), also waives, any and all right of redemption or re-entry or repossession in case lessee shall be dispossessed by a judgment or by warrant of any court or judge or in case of re-entry or repossession by Lessor or in case of any expiration or termination of this Lease. The terms "enter," "re-enter," "entry," or "re-entry," as used in this Lease, are not restricted to their technical legal meanings.

     12.  Termination and Surrender.

          a. Termination. This Lease will terminate on the expiration of the term hereof, including any extensions pursuant to Section 3 unless sooner terminated by the provisions of this Lease.

          b. Surrender. Unless otherwise mutually agreed by the parties, after termination of the Lease term, Lessee agrees to deliver possession of the Leased Premises to Lessor with all fixtures and appurtenances in place, in as good condition as existed immediately prior to December 1, 2001, or as improved and altered during the term of the lease, ordinary wear and tear, damage by the elements, acts of God, and the effects of time excepted; provided that Lessee shall have the right to remove its personal property and trade fixtures upon its vacation of the property; and provided further that Lessee is responsible for repairing any damage to the Leased Premises caused by the removal of its personal property or trade fixtures. "Ordinary wear and tear", "damage by the elements", "acts of God", and "the effects of time" are not intended to include damages resulting from Lessee's failure to maintain the Leased Premises as required in Paragraph 5b, or any other provisions of this Lease.



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          c. Effect of Holding Over. In the event Lessee shall hold over after the end of the Lease Term, no recognition of a continuing tenancy by Lessor, by accepting rent or otherwise, shall be construed as creating a tenancy from year to year, but the same shall be construed as constituting a tenancy for one (1) month only; and, if recognized by Lessor after the end of the first month, shall be deemed to create successive tenancies for one (1) month only, governed at all times by the terms of this Lease. In case Lessee shall hold over after the termination of this Lease, Lessor shall, despite the acceptance of rent from or on behalf of Lessee, be entitled as a separate remedy to evict Lessee pursuant to any remedy of common or statutory law or in equity which is available, and further be entitled to charge against Lessee the reasonable costs, expenses, charges, attorney fees, and rental or other business losses which may accrue to Lessor because of such holding over by Lessee, and recover the same from Lessee as of the date upon which Lessee was obligated to surrender possession of the Leased Premises.

     13. Indemnification. Lessee shall indemnify and hold harmless Lessor from and against any and all claims arising from Lessee's use of the Premises, or from the conduct of Lessee's business or from any activity, work or things done, permitted or suffered by Lessee in or about the Premises and shall further indemnify and hold harmless Lessor from and against any and all claims arising from any breach or default in the performance of any obligation on Lessee's part to be performed under the terms of this Lease, or arising from any negligence of Lessee, or any of Lessee's agents, contractors or employees, and from and against all costs, attorneys' fees, expenses and liabilities incurred in the defense of any such claim or any action or proceeding brought thereon; and in case any action or proceeding be brought against Lessor by reason of any such claim, Lessee upon notice from Lessor shall defend the same at Lessee's expense by counsel reasonably satisfactory to Lessor.

     14. Insurance. Lessee shall, at its own cost and expense, secure and maintain during the entire term of this Lease and any renewals or extensions of such term:

          a. A broad form comprehensive coverage policy of public liability insurance issued by an insurance company acceptable to Lessor and insuring Lessor against loss or liability caused by or connected with Lessee's occupation and use of the Leased Premises, in amounts not less than:

               i. $1,000,000.00 for injury to or death of one person, and not less than $2,000,000.00 for injury to or death of two or more persons as a result of any one accident or incident; and,

               ii. $500,000.00 for damage to or destruction of any property of others.



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          b. Fire and extended coverage insurance, and earthquake coverage insurance for loss or damage to the building and improvements in an amount not less than one hundred percent (100%) of the full replacement value at the time of loss. The property and casualty insurance shall provide for a deductible amount from coverage of not greater than $500.00 per occurrence.

          c. Lessee agrees to maintain and pay for during the term of this Lease and any extension thereof insurance for any plate glass breakage within, on, or about the Leased Premises, which insurance may be provided as part of any other coverage required in this lease.

          d. Lessee shall name Lessor as additional insureds on each of the policies required herein.

          e. Lessor and Lessee hereby expressly waive any and all claims against each other for loss or damage due to fire or the perils, risks or hazards ordinarily insured against in the State of Indiana standard form of Fire Insurance Policy with Extended Coverage Endorsement and which are, in fact, covered by such insurance, regardless of the cause of such loss or damage, including without limitation, loss or damage resulting from the negligence of the respective parties, their agents, servants, employees, or invitees.

          f. Said policies or proper certificates of insurance, duly executed by the insurance company or the general agency writing said policies effective not later than the first day of the initial term of this Lease and providing for at least ten (10) days written notice to Lessor and any mortgagee of the Leased Premises prior to cancellation of said policies, shall be deposited with Lessor and held by Lessor at all times throughout the duration of this Lease, or any extension thereof.

          g. The policy or policies of insurance shall be placed in such company or companies as may be acceptable to Lessor and any mortgagee of Lessor, who agree not to arbitrarily object to such insurance being placed with any reputable company.

          h. All insurance shall name Lessor, Lessee, and any mortgagee of the Leased Premises as the insureds as their interests may appear. At the request of Lessor, any such insurance shall be made payable to the holders of any mortgage upon the Leased Premises, as the interest of such holders may appear, pursuant to a standard clause for holders of mortgages.

          i. If Lessee shall refuse or fail to procure, apply for or keep in force the policies of insurance above set forth, or to deliver the policies or certificates showing the existence of the insurance hereinabove set forth, Lessor may, at its


                                    11 of 15
          election, procure, pay for, keep in force and from time to time renew such insurance, and the amounts expended therefor shall be so much additional rent due from Lessee with the next monthly installment of rent accruing hereunder. Nothing contained in this Section shall impose any obligation upon the Lessor to obtain or maintain insurance on the Leased Premises.

     15.  General Provisions.

          a. All of the provisions of this Lease shall be deemed as running with the land and construed to be "conditions" as well as "covenants" as though the words specifically expressing or imparting covenants and conditions were used in each separate provision.

          b. No failure by Lessor to insist upon the strict performance by Lessee of any covenant, agreement, term or condition of this Lease or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or of such covenant, agreement, term or condition. No waiver of any breach shall affect or alter this Lease, but each and every covenant, condition, agreement and term of this Lease shall continue in full force and effect with respect to any other then existing or subsequent breach.

          c. Time is of the essence of this Lease and of each provision.

          d. The time in which any act provided by this Lease is to be done is computed by excluding the first day and including the last, unless the last day is a Saturday, Sunday or legal holiday, and then it is also excluded.

          e. If either party shall be delayed or prevented from the performance of any act required by this Lease by reason of acts of God, strikes, walk-outs, labor troubles, inability to procure materials, restrictive governmental laws, or regulations, or other cause, without fault beyond the reasonable control of the party obligated (financial inability excepted), performance of such act shall be excused for the period of the delay; and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay, provided, however, nothing in this section shall excuse Lessee from the prompt payment of any rental or other charge required of Lessee except as may be expressly provided elsewhere in this Lease.

          f. If Lessee shall first perform all the covenants and conditions of this Lease, Lessor covenants to provide Lessee quiet enjoyment and use of the Leased Premises.

          g. Each and all of the covenants, conditions, and restrictions in this Lease shall inure to the benefit of and shall be binding upon the successors in interest of Lessor, and the authorized encumbrances, assignees, transferees, sublessee,


                                    12 of 15
          licensees, and other successors in interest of Lessee.

          h. This Lease contains the entire agreement of the parties with respect to the matters covered by this Lease, and no other agreement, statement or promise made by any party, or to any employee, officer, or agent of any party, which is not contained in this Lease shall be binding or valid.

          i. If any term, covenant, condition or provision of this Lease is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the provisions shall remain in full force and effect and shall in no way be affected, impaired, or invalidated.

          j. Except as specifically provided herein, nothing contained in this Lease shall be deemed or construed by the parties or by any third person to create the relationship of principal and agent of a partnership or of a joint venture or of any association between Lessor and Lessee, and neither the provisions contained in this Lease, nor any acts of the parties shall be deemed to create any relationship between Lessor and Lessee, other than the relationship of Lessor and Lessee.

          k. The language in all parts of this Lease shall in all cases be simply construed according to its fair meaning and not strictly for or against Lessor or Lessee. Unless otherwise provided in this Lease or unless the context otherwise requires, the following definitions and rules of construction shall apply to this Lease:

               i. In this Lease, the neuter gender includes the feminine and masculine, and the singular number includes the plural, the word "person" includes a corporation, partnership, firm or association wherever the context so requires.

               ii. "Shall," "will," and "agrees," are mandatory; "may" is permissive.

          l. Captions of the articles, sections and paragraphs of this Lease are for convenience and reference only, and the words contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction, or meaning of the provisions of this Lease.

          m. All references to the term of this Lease or to the lease term shall include any extensions of such term.

          n. Leased land, land, Leased Premises, and premises shall include the improvements to the land.

          o. "Parties" include the Lessor and the Lessee named in this Lease.



                                    13 of 15

          p. The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

     16. Attorney's Fees. In the event either party shall bring any action or proceeding for damages for an alleged breach of any provision of this Lease, to recover rents, or to enforce, protect, or establish any right or remedy, the prevailing party shall be entitled to recover as part of such action or proceeding reasonable attorney fees, expenses and court costs.

     17. Modification of Lease. This Lease is not subject to modification except in writing.

     18. Notices. All notices, demands, or requests from one party to another may be personally delivered or sent by mail, certified or registered, postage prepaid, to the addresses stated in this Section 19.

All notices, demands, or requests from Lessee to Lessor shall be given to Lessor at:

     P.O. Box 186                      With Copy to:  Robert D. Mann
     Nashville, Indiana 47402-0186                    Andrews Harrell Mann
                                                      Carmin & Parker
                                                      P.O. Box 2639
                                                      Bloomington, Indiana 47402


All notices, demands, or requests from Lessor to Lessee shall be given to Lessee at:

     180 Commercial Drive
     Nashville, Indiana 47448

     Each party shall have the right, from time to time, to designate a different address by notice given in conformity with this article.

     19. Jurisdiction. In the event Lessor and Lessee cannot agree on any point in this Lease, the parties agree that the proper venue for any legal action shall be Brown County, Indiana.

     20. Memorandum of Lease. Lessor and Lessee agree to execute a Memorandum of Lease sufficient for recording in the office of the Recorder of Brown County, Indiana.

Lessor:  Commercial 100, L.L.C.              Lessee:  First Bank, Inc.

By:  /s/  Frank A. Rogers                    By:  /s/ Jerry R. Engle, President
         Frank A. Rogers - Member



                                    14 of 15

STATE OF INDIANA    )
                    ) SS:
COUNTY OF BROWN     )

     Before me, a Notary Public, in and for said County and State, personally appeared Frank A. Rogers, a Member of Commercial 100, L.L.C. and acknowledged that he executed the foregoing Lease Agreement, as Lessor, to be his true and voluntary act and deed.

     WITNESS my hand and Notarial Seal this 20th day of February, 2002.

                                        /s/ Yvonne Akin
                                        Notary Public
My Commission Expires:
April 4, 2007                           Printed Name:  Yvonne Akin
                                        Resident of Bartholomew County, Indiana
STATE OF INDIANA    )
                    ) SS:
COUNTY OF BROWN     )

     Before me, a Notary Public, in and for said County and State, personally appeared Jerry R. Engle, and acknowledged that he executed the foregoing Lease Agreement, as Lessee, to be his true and voluntary act and deed.

     WITNESS my hand and Notarial Seal this 20th day of February, 2002.

                                        /s/ Linda M. Beair
                                        Notary Public
My Commission Expires:
1/22/09                                 Printed Name:  Linda M. Beair
                                        Resident of Johnson County, Indiana

This instrument prepared by Robert D. Mann, ANDREWS, HARRELL, MANN, CARMIN & PARKER, 400 W. 7th St., Suite 104, P.O. Box 2639, Bloomington, Indiana, 47402-2639.


                                    15 of 15

                                   EXHIBIT A

PART OF THE NORTHWEST QUARTER OF SECTION 19 TOWNSHIP 9 NORTH, RANGE 3 EAST, WASHINGTON TOWNSHIP, BROWN COUNTY, INDIANA DESCRIBED AS FOLLOWS: COMMENCING AT THE NORTHWEST CORNER OF LOT NUMBER 2 IN SHULZ ADDITION TO THE TOWN OF NASHVILLE, BROWN COUNTY, INDIANA ACCORDING TO THE PLAT THEREOF AS RECORDED IN PLAT CABINET 1, SLEEVE 251A IN THE OFFICE OF THE RECORDER OF BROWN COUNTY, INDIANA, ALSO THE NORTHEAST CORNER OF A TRACT DESCRIBED TO THE UNITED STATES POSTAL SERVICE IN DEED RECORD NUMBER 141, PAGE 505 IN THE OFFICE OF THE RECORDER OF BROWN COUNTY, INDIANA; THENCE NORTH 69 DEGREES 56 MINUTES 26 SECONDS WEST (BEARING FROM DEED)
329.91 FEET TO AN IRON PIPE FOUND MARKING THE NORTHWEST CORNER OF SAID UNITED STATES POSTAL SERVICE TRACT; THENCE SOUTH 05 DEGREES 46 MINUTES 00 SECONDS EAST
306.80 FEET TO A CAPPED REBAR FOUND MARKING THE SOUTHWEST CORNER OF SAID UNITED STATES POSTAL SERVICE TRACT AND THE BEGINNING; THENCE SOUTH 72 DEGREES 01 MINUTES 00 SECONDS EAST WITH THE SOUTH LINE OF SAID UNITED STATES POSTAL SERVICE TRACT 137.10 FEET TO A CAPPED REBAR FOUND ON THE WESTERLY RIGHT OF WAY OF COMMERCIAL STREET; THENCE SOUTH 05 DEGREES 52 MINUTES 40 SECONDS WEST WITH SAID WESTERLY RIGHT OF WAY 221.67 FEET TO A CAPPED REBAR SET; THENCE THE FOLLOWING TWO (2) COURSES ARE THROUGH THE LANDS OF ROGERS DESCRIBED IN DEED RECORD NUMBER 133, PAGES 106-108 IN THE OFFICE OF THE RECORDER OF BROWN COUNTY, INDIANA; NORTH 73 DEGREES 01 MINUTES 42 SECONDS WEST 146.09 FEET TO A CAPPED REBAR SET AND NORTH 08 DEGREES 23 MINUTES 17 SECONDS EAST 219.67 FEET TO A CAPPED REBAR FOUND MARKING THE SOUTHEAST CORNER OF A TRACT DESCRIBED TO HEIMBURGER IN DEED RECORD NUMBER 144, PAGE 239 IN THE OFFICE OF THE RECORDER OF BROWN COUNTY, INDIANA; THENCE NORTH 00 DEGREES 23 MINUTES 58 SECONDS WEST WITH THE EASTERLY LINE OF HEIMBURGER 2.87 FEET TO THE BEGINNING, CONTAINING 0.709 ACRE MORE OR LESS.

SUBJECT TO ALL LEGAL RIGHTS OF WAY AND EASEMENTS EXISTING OR OF RECORD AFFECTING SAID REAL ESTATE.



I CERTIFY THAT THE ABOVE DESCRIPTION REPRESENTS A SURVEY COMPLETED UNDER MY DIRECTION NOVEMBER 5, 2001 AND TO THE BEST OF MY KNOWLEDGE AND BELIEF CONFORMS WITH THE SURVEY REQUIREMENTS IN TITLE 865 ARTICLE 1.1, CHAPTER 12, SECTIONS 1 THROUGH 29 OF THE INDIANA ADMINISTRATIVE CODE.

/s/ ROBERT ALLEN
R.L.S. #S0078
P.O. BOX 1224
NASHVILLE, INDIANA 47448
SURVEY FILE NUMBER 2001-071                                 [SEAL]